Exhibit 99.1

NUVERRA ANNOUNCES FIRST QUARTER 2018 RESULTS

SCOTTSDALE, AZ (May 8, 2018)—Nuverra Environmental Solutions, Inc. (NYSE American: NES) (“Nuverra,” the “Company,” “we,” “us” or “our”) today announced financial and operating results for the first quarter ended March 31, 2018.

SUMMARY OF QUARTERLY RESULTS

•	First quarter revenue was $49.7 million, an increase of approximately 26.6%, or $10.5 million, when compared with revenue of $39.2 million in the first quarter of 2017.

•	Net loss for the first quarter was $32.2 million, an improvement of $3.8 million, or approximately 10.6%, when compared with a net loss of $36.0 million in the first quarter of 2017.

•	Net loss, adjusted for special items, for the first quarter was $13.6 million, compared with $27.9 million in the first quarter of 2017.

•	Adjusted EBITDA for the first quarter was $2.4 million, an increase of $3.1 million compared with $(0.8) million in the first quarter of 2017.

•	First quarter Adjusted EBITDA margin improved by 670 basis points from the first quarter of 2017.

•	Total liquidity as of March 31, 2018 was $16.1 million

“Despite the effects of difficult winter weather in the first quarter in our main operating regions, Nuverra posted increased revenue and EBITDA when compared to the same period last year,” said Charlie Thompson, Interim Chief Executive Officer.

“We have been extremely focused, and will continue to be, on improving operating margins and utilizing our assets efficiently. Our recent announcement regarding the closure of our Eagle Ford operations and other equipment sales supports this strategy. We believe that actions like these will allow us to generate better returns, grow our business, serve our customers and make Nuverra a desirable place for our employees.”

FIRST QUARTER 2018 RESULTS

First quarter revenue was $49.7 million, an increase of $10.5 million, or 26.6%, from $39.2 million in the first quarter of 2017. Of this 26.6% increase, approximately 8.0% is attributable to pricing increases, while 18.6% is a result of increases in activities.

As a result of increased activity, reliance on higher cost contract drivers and costs related to severe winter weather in our Northeast division, total costs and expenses, adjusted for special items, were $62.1 million, a 17.1% increase compared with $53.0 million in the first quarter of 2017. Primarily as a result of price increases, gross profit adjusted for special items improved 62.5% to $8.1 million and gross margin improved 360 basis points to 16.3% of revenue in the first quarter of 2018.

Net loss for the first quarter was $32.2 million, an improvement of $3.8 million when compared with a net loss of $36.0 million in the first quarter of 2017. For the first quarter of 2018, the Company reported a net loss, adjusted for special items, of $13.6 million. Special items in the first quarter primarily included severance costs related to the departure of our former CEO and $4.1 million in long-lived asset impairment charges for assets held for sale primarily in the Southern division. This compares with a net loss, adjusted for special items, of $27.9 million in the first quarter of 2017.

Adjusted EBITDA for the first quarter was $2.4 million, an increase of $3.1 million compared with $(0.8) million in the first quarter of 2017. First quarter adjusted EBITDA margin was 4.7%, compared with (2.0)% in the first quarter of 2017.

CASH FLOW AND LIQUIDITY

Net cash used in operating activities for the three months ended March 31, 2018 was $7.3 million, while asset sales net of capital expenditures provided proceeds of $8.5 million. Free cash flow, defined as cash from operations less net cash capital expenditures totaled $1.2 million in the first quarter of 2018, up from $(7.9) million in the first quarter of 2017. Asset sales were related to unused or underutilized assets, the proceeds of which are expected to be reinvested in returns-driven growth projects in 2018. We expect additional asset sales in 2018, particularly in the second quarter, related to the closure of our operations in the Eagle Ford Basin.

Total liquidity as of March 31, 2018, consisting of cash and available borrowings, was $16.1 million. Not included in the $16.1 million of liquidity, was an additional $7.1 million of borrowings available under our revolving facility that could be spent only on capital expenditures. As of March 31, 2018, total debt outstanding was $37.9 million, consisting of $13.7 million under our senior secured term loan facility, $20.9 million under our second lien term loan facility, and $3.3 million of capital leases for vehicle financings.

BASIS OF PRESENTATION

As previously disclosed, the Company emerged from chapter 11 bankruptcy on August 7, 2017, or the “Effective Date,” and elected to apply fresh start accounting as of July 31, 2017 to coincide with the timing of the normal accounting period close. References to “Successor” relate to the financial position and results of operations of the reorganized Company subsequent to July 31, 2017, while references to “Predecessor” refer to the financial position and results of operations of the Company on and prior to July 31, 2017. The Successor and Predecessor GAAP results for the applicable periods are presented in the tables following this release. As a result of various adjustments to the condensed consolidated financial statements in connection with the application of fresh start accounting, the results of operations for the Successor period are not comparable to those of the Predecessor period.

About Nuverra

Nuverra Environmental Solutions, Inc. is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, and disposal of restricted solids, water, wastewater, waste fluids, and hydrocarbons. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words.

These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, and any forward-looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: the effects of our completed restructuring on the Company and the interests of various constituents; risks and uncertainties associated with the restructuring process, including the outcome of a pending appeal of the order confirming the plan of reorganization and our ability to execute the requirements of the plan of reorganization subsequent to the effective date; the bankruptcy and, as applicable, the appellate court’s rulings in our chapter 11 cases, including appeals thereof, and the outcome of our chapter 11 cases in general; the effects of the increased advisory costs to execute a reorganization; our inability to maintain relationships with customers, suppliers, employees and other third parties as a result of our chapter 11 filing; the loss of one or more of our larger customers; our ability to attract and retain key executives and qualified employees in key areas of our business; our ability to attract and retain a sufficient number of qualified truck drivers in light of industry-wide driver shortages and high-turnover; risks associated with our indebtedness, including changes to interest rates, decreases in our borrowing availability, our ability to manage our liquidity needs and to comply with covenants under our credit facilities; the availability of less favorable credit and payment terms due to the downturn in our industry, our financial condition, and the chapter 11 proceeding, including more stringent or costly payment terms from our vendors, which may constrain our liquidity and reduce availability under our revolving credit facility; risks associated with our ability to collect outstanding receivables as a result of liquidity constraints on our customers resulting from low oil and/or natural gas prices; difficulties in identifying and completing acquisitions and divestitures, and differences in the type and availability of consideration or financing for such acquisitions and divestitures; difficulties in successfully executing our growth initiatives, including difficulties in permitting, financing and constructing pipelines and waste treatment assets and in structuring economically viable agreements with potential customers, joint venture partners, financing sources and other parties; higher than forecasted capital expenditures to maintain and repair our fleet of trucks, tanks, equipment and disposal wells; control of costs and expenses; risks associated with the limited trading volume of our common stock on the NYSE American Stock Exchange, including potential fluctuations in the trading prices of our common stock; risks associated with the reliance on third-party analyst and expert market projections and data for the markets in which we operate; risks associated with new technologies and the impact on our business; present and possible future claims, litigation or enforcement actions or investigations; financial results that may be volatile and may not reflect historical trends due to, among other things, changes in commodity prices or general market conditions, acquisition and disposition activities, fluctuations in consumer trends, pricing pressures, changes in raw material or labor prices or rates related to our business and changing regulations or political developments in the markets in which we operate; changes in customer drilling, completion and production activities, operating methods and capital expenditure plans, including impacts due to low oil and/or natural gas prices or the economic or regulatory environment; fluctuations in prices, transportation costs and demand for commodities such as oil and natural gas; risks associated with the operation, construction, development and closure of saltwater disposal wells, solids and liquids treatment and transportation assets, landfills and pipelines, including access to additional locations and rights-of-way, environmental remediation obligations, unscheduled delays or inefficiencies and reductions in volume due to micro- and macro-economic factors or the availability of less expensive alternatives; the effects of competition in the markets in which we operate, including the adverse impact of competitive product announcements or new entrants into our markets and transfers of resources by competitors into our markets; changes in economic conditions in the markets in which we operate or in the world generally, including as a result of political uncertainty; reduced demand for our services due to regulatory or other influences related to extraction methods such as hydraulic fracturing, shifts in production among shale areas in which we operate or into shale areas in which we do not currently have operations; the impact of changes in laws and regulation on waste management and disposal activities, including those impacting the delivery, storage, collection, transportation, treatment and disposal of waste products, as well as the use or reuse of recycled or treated products or byproducts; natural disasters, such as hurricanes, earthquakes and floods, or acts of terrorism, or extreme weather conditions, that may impact our business locations, assets, including wells or pipelines, distribution channels, or which otherwise disrupt our or our customers’ operations or the markets we serve; the unknown future impact on our business from legislation and governmental rulemaking; and risks involving developments in environmental or other governmental laws and regulations in the markets in which we operate and our ability to effectively respond to those developments including laws and regulations relating to oil and natural gas extraction businesses, particularly relating to water usage, and the disposal, transportation and treatment of liquid and solid wastes.

The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Source: Nuverra Environmental Solutions, Inc.

602-903-7802

ir@nuverra.com

- Tables to Follow -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Successor	Predecessor
	Three Months Ended
	March 31,
	2018	2017
Revenue:
Service revenue	$45,527	$35,418
Rental revenue	4,142	3,805

Total revenue	49,669	39,223
Costs and expenses:
Direct operating expenses	41,627	34,289
General and administrative expenses	19,320	12,359
Depreciation and amortization	14,744	12,871
Impairment of long-lived assets	4,131	—
Other, net	599	—

Total costs and expenses	80,421	59,519

Operating loss	(30,752)	(20,296)
Interest expense, net	(1,250)	(14,208)
Other expense, net	(73)	(1,458)
Reorganization items, net	(92)	—

Loss before income taxes	(32,167)	(35,962)
Income tax expense	—	—

Net loss	$(32,167)	$(35,962)

Net loss per common share:
Net loss per basic common share	$(2.75)	$(0.24)

Net loss per diluted common share	$(2.75)	$(0.24)

Weighted average shares outstanding:
Basic	11,696	150,934
Diluted	11,696	150,934

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	Successor
	March 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$4,088	$5,488
Restricted cash	2,084	1,296
Accounts receivable, net	36,186	30,965
Inventories	3,750	4,089
Prepaid expenses and other receivables	5,822	8,594
Other current assets	107	226
Assets held for sale	9,530	2,765

Total current assets	61,567	53,423

Property, plant and equipment, net	202,892	229,874
Equity investments	42	48
Intangibles, net	503	547
Goodwill	27,139	27,139
Deferred income taxes	84	84
Other assets	196	207

Total assets	$292,423	$311,322

Liabilities and Shareholders’ Equity
Accounts payable	$9,602	$7,946
Accrued liabilities	15,458	13,939
Current contingent consideration	500	500
Current portion of long-term debt	5,108	5,525
Derivative warrant liability	669	477

Total current liabilities	31,337	28,387

Long-term debt	32,784	33,524
Other long-term liabilities	6,518	6,438

Total liabilities	70,639	68,349

Commitments and contingencies
Shareholders’ equity:
Common stock	117	117
Additional paid-in capital	301,729	290,751
Accumulated deficit	(80,062)	(47,895)

Total shareholders’ equity	221,784	242,973

Total liabilities and shareholders’ equity	$292,423	$311,322

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Successor	Predecessor
	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(32,167)	$(35,962)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of intangible assets	14,744	12,871
Amortization of debt issuance costs, net	—	1,756
Accrued interest added to debt principal	119	6,340
Stock-based compensation	10,978	309
Impairment of long-lived assets	4,131	—
Gain on sale of UGSI	(75)	—
(Gain) loss on disposal of property, plant and equipment	(8)	49
Bad debt expense	313	778
Change in fair value of derivative warrant liability	192	1,618
Other, net	149	56
Changes in operating assets and liabilities:
Accounts receivable	(5,534)	(462)
Prepaid expenses and other receivables	(2,573)	(433)
Accounts payable and accrued liabilities	2,110	5,872
Other assets and liabilities, net	368	(78)

Net cash used in operating activities	(7,253)	(7,286)

Cash flows from investing activities:
Proceeds from the sale of property, plant and equipment	11,881	371
Purchases of property, plant and equipment	(3,380)	(1,029)
Proceeds from the sale of UGSI	75	—

Net cash provided by (used in) investing activities	8,576	(658)

Cash flows from financing activities:
Proceeds from Predecessor revolving credit facility	—	48,536
Payments on Predecessor revolving credit facility	—	(40,006)
Payments on Successor First and Second Lien Term Loans	(799)	—
Proceeds from Successor revolving facility	55,321	—
Payments on Successor revolving facility	(56,001)	—
Payments on vehicle financing and other financing activities	(456)	(1,468)

Net cash (used in) provided by financing activities	(1,935)	7,062

Net decrease in cash, cash equivalents and restricted cash	(612)	(882)
Cash, cash equivalents and restricted cash—beginning of period	6,784	2,414

Cash, cash equivalents and restricted cash—end of period	$6,172	$1,532

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATIONS

(In thousands)

(Unaudited)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company’s liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATIONS (continued)

(In thousands)

(Unaudited)

Reconciliation of Net loss to EBITDA and Total Adjusted EBITDA:

	Successor	Predecessor
	Three Months Ended March 31,
	2018	2017
Net loss	$(32,167)	$(35,962)
Depreciation and amortization	14,744	12,871
Interest expense, net	1,250	14,208

EBITDA	(16,173)	(8,883)
Adjustments:
Stock-based compensation	10,978	309
Change in fair value of derivative warrant liability	192	1,618
Capital reorganization costs [1]	—	5,702
Reorganization items, net [2]	118	—
Legal and environmental costs, net	(347)	419
Impairment of long-lived assets	4,131	—
Restructuring, exit and other costs	599	—
Gain on sale of UGSI	(75)	—
Executive and severance costs	2,937	—
(Gain) loss on disposal of assets	(8)	49

Total Adjusted EBITDA	$2,352	$(786)

[1]	Capital reorganization costs in 2017 represent costs related to the chapter 11 filing incurred prior to the May 1, 2017 filing date.
[2]	Reorganization items, net represents the costs related to the chapter 11 filing incurred after the May 1, 2017 filing date.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATIONS (continued)

(In thousands)

(Unaudited)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

Three months ended March 31, 2018 - Successor	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$30,770	$9,113	$9,786	$—	$49,669
Direct operating expenses	26,346	7,814	7,467	—	41,627
General and administrative expenses	1,276	762	578	16,704	19,320
Depreciation and amortization	6,289	4,306	4,124	25	14,744
Operating loss	(3,141)	(3,838)	(7,044)	(16,729)	(30,752)
Operating margin %	(10.2)%	(42.1)%	(72.0)%	NA	(61.9)%
Reorganization items, net	—	1	—	(93)	(92)
Loss before income taxes	(3,202)	(3,899)	(7,111)	(17,955)	(32,167)
Net loss	(3,202)	(3,899)	(7,111)	(17,955)	(32,167)
Depreciation and amortization	6,289	4,306	4,124	25	14,744
Interest expense, net	105	62	67	1,016	1,250
Income tax expense	—	—	—	—	—

EBITDA	$3,192	$469	$(2,920)	$(16,914)	$(16,173)
Adjustments, net	97	(918)	5,172	14,174	18,525

Adjusted EBITDA	$3,289	$(449)	$2,252	$(2,740)	$2,352

Adjusted EBITDA margin %	10.7%	(4.9)%	23.0%	NA	4.7%

Three months ended March 31, 2017 - Predecessor	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$24,285	$7,757	$7,181	$—	$39,223
Direct operating expenses	21,232	7,957	5,100	—	34,289
General and administrative expenses	1,947	769	1,031	8,612	12,359
Depreciation and amortization	6,785	2,513	3,519	54	12,871
Operating loss	(5,679)	(3,482)	(2,469)	(8,666)	(20,296)
Operating margin %	(23.4)%	(44.9)%	(34.4)%	NA	(51.7)%
Loss before income taxes	(5,701)	(3,602)	(2,527)	(24,132)	(35,962)
Net loss	(5,701)	(3,602)	(2,527)	(24,132)	(35,962)
Depreciation and amortization	6,785	2,513	3,519	54	12,871
Interest expense, net	82	120	58	13,948	14,208
Income tax expense	—	—	—	—	—

EBITDA	$1,166	$(969)	$1,050	$(10,130)	$(8,883)
Adjustments, net	190	48	222	7,637	8,097

Adjusted EBITDA	$1,356	$(921)	$1,272	$(2,493)	$(786)

Adjusted EBITDA margin %	5.6%	(11.9)%	17.7%	NA	(2.0)%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATIONS (continued)

(In thousands)

(Unaudited)

Reconciliation of Special Items to Net Loss and to EBITDA and Adjusted EBITDA

	Three months ended March 31, 2018
	As Reported	Special Items		As Adjusted
Revenue	$49,669	$—		$49,669
Direct operating expenses	41,627	(54	) [A]	41,573
General and administrative expenses	19,320	(13,506	) [B]	5,814
Total costs and expenses	80,421	(18,290	) [C]	62,131
Operating loss	(30,752)	18,290	[C]	(12,462)
Net loss	(32,167)	18,525	[D]	(13,642)
Net loss	$(32,167)			$(13,642)
Depreciation and amortization	14,744			14,744
Interest expense, net	1,250			1,250
Income tax expense	—			—

EBITDA and Adjusted EBITDA	$(16,173)			$2,352

Description of 2018 Special Items:

[A]	Special items primarily relates to the loss on the sale of underutilized assets.
[B]	Primarily attributable to severance, stock-based compensation and non-routine litigation expenses.
[C]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $4.1 million for assets classified as held-for-sale primarily in the Southern division.
[D]	Primarily includes the aforementioned adjustments along with a loss of $0.2 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended March 31, 2018 was zero percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATIONS (continued)

(In thousands)

(Unaudited)

Reconciliation of Special Items to Net Loss and to EBITDA and Adjusted EBITDA

	Three months ended March 31, 2017
	As Reported	Special Items		As Adjusted
Revenue	$39,223	$—		$39,223
Direct operating expenses	34,289	(49	) [E]	34,240
General and administrative expenses	12,359	(6,430	) [F]	5,929
Total costs and expenses	59,519	(6,479	) [G]	53,040
Operating loss	(20,296)	6,479	[G]	(13,817)
Net loss	(35,962)	8,097	[H]	(27,865)
Net loss	$(35,962)			$(27,865)
Depreciation and amortization	12,871			12,871
Interest expense, net	14,208			14,208
Income tax expense	—			—

EBITDA and Adjusted EBITDA	$(8,883)			$(786)

Description of 2017 Special Items:

[E]	Special items primarily includes the loss on sale of underutilized assets.
[F]	Primarily attributable to stock-based compensation, non-routine litigation expenses, non-routine professional fees and $5.7 million for capital re-organization costs.
[G]	Primarily includes the aforementioned adjustments.
[H]	Primarily includes the aforementioned adjustments along with a loss of $1.6 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended March 31, 2017 was zero percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATIONS (continued)

(In thousands)

(Unaudited)

Reconciliation of Free Cash Flow

	Successor	Predecessor
	Three Months Ended March 31,
	2018	2017
Net cash used in operating activities	$(7,253)	$(7,286)
Less: net proceeds from (purchases of) capital expenditures [1]	8,501	(658)

Free Cash Flow	$1,248	$(7,944)

[1]	Proceeds received from sales of property, plant and equipment, net of purchases of property, plant and equipment.

Year-Over-Year Revenue Growth by Price, Activity and Acquisition

	Successor
	Three Months Ended March 31, 2018
Breakdown of Total Revenue Growth:
Price	$3,130	8.0%
Activity	7,316	18.6
Acquisition	—	—

Total Revenue Growth	$10,446	26.6%

Year-Over-Year Adjusted EBITDA Growth by Price, Activity, Acquisition, and Corporate

	Successor
	Three Months Ended March 31, 2018
Breakdown of Total Adjusted EBITDA Growth:
Price	$2,731	347.7%
Activity/Expense	654	83.2
Acquisition	—	—
Corporate	(247)	(31.5)

Total Adjusted EBITDA Growth	$3,138	399.4%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES

SUPPLEMENTAL COMPANY AND INDUSTRY DATA

(Unaudited)

Company Assets and Utilization by Revenue Source

Three Months Ended March 31, 2018
Water Trucks:
Count (approximate)	540
% Utilized [1]	47.0%
Salt Water Disposal Wells:
Count	46
% Utilized [2]	46.0%
Haynesville Pipeline:
% Utilized [2] [3]	56% - 75%

[1]	Trucking utilization assumes a five day work-week and running twelve hours per day.
[2]	Salt Water Disposal Well and Pipeline utilization is calculated based on daily functional capacity rather than permitted capacity. Functional capacity reflects any factors limiting volume such as pressure limits, pump or tank capacity, etc. and can potentially be increased with additional capital investment.
[3]	The range of utilization for the Haynesville Pipeline represents the high and low for the year.

Industry Statistics for the Basins in which Nuverra Operates [1]

	Average for the Three Months Ended March 31,		Year-Over-Year
	2018	2017	Growth %
Pricing:
Oil price per barrel	$62.91	$51.62	21.9%
Natural gas price per tcf	$3.08	$3.02	2.0%
Operating Rigs	245	192	27.6%
Oil Production (barrels in thousands)	2,646	2,343	12.9%
Natural Gas Production (Mcf/d)	43,442	36,640	18.6%
Wells Completed	1,250	916	36.5%
Drilled Uncompleted Ending Inventory	3,110	3,070	1.3%

[1] All data obtained from EIA and Baker Hughes